EXHIBIT 99.1


[LOGO]

News Release
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August 8, 2000


NEWS FROM:              FLOWSERVE CORPORATION

SUBJECT:                Flowserve Completes Acquisition of IDP

FOR INFORMATION:        Investor Contact:       Michael E. Conley  972/443-6557
                        Media Contact:          Sean S. Clancy 972/443-6546

         DALLAS--Flowserve Corp. (NYSE: FLS) today announced the completion of its acquisition of Ingersoll-Dresser Pump Co. from Ingersoll-Rand.

         The $775 million acquisition creates the world's largest pump company serving the petroleum, chemical and power industries and the second largest pump company overall.

          "The integration of IDP into Flowserve will begin immediately," said Flowserve Chairman, President and Chief Executive Officer, C. Scott Greer. "We have already identified significant synergies and cost savings that will quickly start making positive impacts on the combined businesses. We expect increasing benefits in future periods.

         "We couldn't be more enthusiastic about our acquisition of IDP. This is truly a transforming acquisition catapulting Flowserve to the market leader in our key markets. It bolsters Flowserve's product offerings in the petroleum, chemical and


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Flowserve Corporation    222 West Las Colinas Boulevard   Phone 972-443-6500
Headquarters             Suite 1500                       Facsimile 972-443-6800
                         Irving, Texas 75039 USA          www.flowserve.com
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Page 2 of 2 - Flowserve Completes Acquisition of IDP


power industries and broadens our activities in the areas of water and general industry," Greer said. "In addition, it enhances our global presence, particularly in Europe, Asia and Latin America."

         Flowserve Corp. is one of the world's leading providers of industrial flow management services. Operating in 30 countries, with pro forma (including IDP and Invatec) 1999 sales of $2.1 billion and more than 10,000 employees, the Company produces engineered pumps for the process industries, precision mechanical seals, automated and manual quarter-turn valves, control valves and valve actuators, and provides a range of related flow management services.

         More information about Flowserve Corp. can be obtained by visiting the Company's web site at www.flowserve.com.
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SAFE HARBOR STATEMENT: This news release contains various forward-looking statements and includes assumptions about Flowserve's future market conditions, operations and results. These statements are based on current expectations and are subject to significant risks and uncertainties. They are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among the many factors that could cause actual results to differ materially from the forward-looking statements are: further changes in the already competitive environment for the Company's products or competitors' responses to Flowserve's strategies; the Company's ability to integrate IDP and Invatec into its management operations; political risks or trade embargoes affecting important country markets; the health of the petroleum, chemical and power industries; economic turmoil in areas outside the United States; continued economic growth within the United States; unanticipated difficulties or costs or reduction in benefits associated with the implementation of the Company's "Flowserver" business process improvement initiative, including software; and the recognition of significant expenses associated with adjustments to realign the combined Company's facilities and other capabilities with its strategies and business conditions, including, without limitation, expenses incurred in restructuring the Company's operations to incorporate IDP facilities, and the cost of financing to be assumed by acquiring IDP.